STOCK PURCHASE AGREEMENT


         This Agreement ("Agreement") is entered into this 14th day of January, 1998, by and between Biomar International, Inc., a Delaware corporation with its principal offices in Chapel Hill, North Carolina (the "Purchaser") and Paracelsian, Inc., a Delaware corporation with its principal offices in New York (the "Corporation").

         WHEREAS, the Purchaser desires to purchase from the Corporation 3,571,429 newly issued shares of the common stock of the Corporation (the "Shares") on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of the Corporation, due to the financial condition of the Corporation, desires to sell to the Purchaser the Shares on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

         SECTION 1. PURCHASE OF SHARES.

         1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, on or before January 15, 1998 (the "Purchase Date"), the Purchaser will purchase 3,571,429 Shares and the Corporation will issue the Shares purchased by the Purchaser, said Shares constituting approximately thirty percent (30%) of all of the then issued and outstanding capital stock of the Corporation as of the Purchase Date. On the Closing Date (as hereinafter defined) the Purchaser will also receive warrants to purchase up to an additional $520,000 in common stock, in increments of at least $100,000, at a per share price equal to $0.175 (the "Warrants"). The Warrants are in the form attached as Exhibit 1.1A and will be exercisable at any time prior to their expiration which will occur 90 days from the date the Shares and Warrants are registered with the Securities and Exchange Commission ("SEC") as provided under the Registration Rights Agreement in the form attached as Exhibit 1.1B. To the extent that the exercise of the Warrants will require an increase in the number of authorized shares, the Corporation will use its best efforts to obtain shareholder approval of an increase in the authorized shares sufficient to accommodate issuance of the shares under the Warrant.

         1.2 PURCHASE PRICE. The Purchaser will pay to the Corporation the sum of five hundred thousand dollars ($500,000) for the Shares (referred herein to as the "Purchase Price").

         1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price will be paid as follows: (i) the Purchaser will pay to the Corporation the sum of fifty thousand dollars ($50,000) on the Closing Date; and (ii) the Purchaser will deliver the sum of four hundred and fifty thousand dollars ($450,000) on the Purchase Date.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF CORPORATION. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, the Corporation represents and warrants that to the best of the knowledge of the Corporation:

         2.1 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly incorporated and validly existing under the laws of the State of Delaware and the Corporation is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where any failure does not have a material adverse effect on the Corporation. The Corporation has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted, except where any failure does not have a material adverse effect on the Corporation. The copies of the Corporation's articles of incorporation and bylaws have been furnished to the Purchaser and such copies reflect all amendments made thereto at any time prior to the date of this Agreement and such copies are correct and complete.

         2.2 CAPITAL STOCK AND RELATED MATTERS. (a) The authorized capital stock of the Corporation consists of twenty million (20,000,000) Shares, twelve million, four thousand, eight hundred and sixty seven (12,004,867) of which are issued and outstanding and are owned, of record, as shown on the books of the Corporation on December 31, 1997 and no other shares, common or otherwise, of the Corporation are issued and outstanding. Except as listed on Schedule 2.2, the Corporation does not have outstanding and has not agreed, orally or in writing, to issue any shares or securities convertible or exchangeable for any shares, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its shares. The Corporation is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares. Except as listed on
Schedule 2.2, the Corporation has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities other than violations that have been, or will before the Closing have been, corrected by post-issuance filings. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid, and nonassessable. Upon purchase thereof pursuant to the terms of this Agreement, the Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws. Assuming that the representations in Section 3.6 are true and correct, the Corporation has not violated or will not violate any applicable securities laws in connection with the offer or sale of the Shares to the Purchaser hereunder. (b) Except as noted on Schedule 2.2 or where the failure to file would not have had or could not have a material and adverse effect on the Corporation, the Corporation has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC or any other governmental or regulatory authorities having jurisdiction over the Corporation. All such reports, registrations and statements filed by the Corporation with the SEC or other such regulatory authority are collectively referred to herein as the "Reports." As of their respective dates, each Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation has not been notified that any such Report was deficient in any material respect as to form or content.

         2.3 SUBSIDIARIES. The Corporation has no operating subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any operating corporation or entity.

         2.4 CONDUCT OF BUSINESS; LIABILITIES. Except as set forth in Schedule 2.4, the Corporation is not in default under, and no condition exists that with notice or lapse of time would constitute a default of the Corporation under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Corporation is a party or by which the Corporation or the properties of the Corporation are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Corporation taken as a whole.

         2.5 FINANCIAL STATEMENTS. (a) The audited balance sheet and income statement of the Corporation as of the 30th day of September, 1997, in the form attached to this Agreement as Exhibit 2.5(A) and the income statement for the period ending the 30th day of September, 1997, in the form attached to this Agreement as Exhibit 2.5(B) (collectively the "Audited Financial Statements"), fairly presents in all material respects the financial position of the Corporation as of the 30th day of September, 1997 and has been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of the Corporation. The latest unaudited, balance sheet and income statement of the Corporation as of the 31st day of December, 1997 and for the month then ended, in the form attached hereto as Exhibit 2.5(C) ("Latest Financial Statements"), fairly presents in all material respects the financial position of the Corporation as of the 31st day of December, 1997 and the results of operations for the one month then ended and have been prepared in accordance with generally accepted accounting principles consistently applied and in a manner substantially consistent with the Audited Financial Statements, except for differences resulting from normally occurring audit adjustments, including, but not limited to, income tax and tax accrual adjustments, or as noted in the Latest Financial Statements or the notes thereto. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the Latest Financial Statements that would, individually or in the aggregate, have a material negative effect upon the Corporation's reported financial condition. (b) The audited balance sheet of the Corporation as of the 30th day of September, 1997, reflects a tangible book value of not less than two million two hundred thousand dollars ($2,200,000). The unaudited financial statements of the Corporation as of November 30, 1997, reflect not less than $500,000 in cash and cash equivalents and no more than $275,000 in payables (excluding any contingent liabilities arising out of any lawsuits which have been disclosed in the filings made with the SEC), obligations and other liabilities. Monthly, recurring operational expenses of the Corporation do not exceed $75,000.

         2.6 NO UNDISCLOSED LIABILITIES. Except for (i) liabilities and obligations incurred in the ordinary course of business since the 31st day of December, 1997 ("Statement Date"), and (ii) liabilities or obligations described in Schedule 2.6, neither the Corporation nor any of the property of the Corporation is subject to any material liability or obligation that was required to be included or adequately reserved against in the Latest Financial Statements or described in the notes thereto and was not so included, reserved against, or described.

         2.7 ABSENCE OF CERTAIN CHANGES. Except as contemplated or permitted by this Agreement or as described in Schedule 2.7, since the Statement Date there has not been:

         2.7.1 Any material adverse change in the business, financial condition, operations, or assets of the Corporation;

         2.7.2 Any damage, destruction, or loss, whether covered by insurance or
not   materially   adversely   affecting  the  properties  or  business  of  the
Corporation;

         2.7.3 Any sale or transfer by the Corporation of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

         2.7.4 Any declaration, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by the Corporation of any stock of the Corporation;

         2.7.5 Any material transaction not in the ordinary course of business of the Corporation;

         2.7.6 The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

         2.7.7 The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

         2.7.8 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

         2.7.9 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

         2.7.10  An agreement to do any of the foregoing.

         2.8 TITLE AND RELATED MATTERS. Except as set forth in Schedule 2.8, the Corporation has good and marketable title to all of its property, real and personal, and other assets included in the Latest Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Corporation, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Corporation; (ii) the rights of customers of the Corporation with respect to inventory under orders or contracts entered into by the Corporation in the ordinary course of business; (iii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes; and (iv) as described in the Unaudited Statements or the notes thereto.

         2.9 LITIGATION. Except as set forth in Schedule 2.9, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the Corporation's knowledge, overtly threatened against the Corporation or any of its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Corporation's knowledge, any governmental investigations or inquiries; and the Corporation has received in writing no threat of any of the foregoing.

         2.10 TAX MATTERS. Except as set forth on Schedule 2.10, (i) the Corporation has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation.

         2.11 COMPLIANCE WITH LAWS. Except as listed on Schedule 2.11, the Corporation is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if the Corporation was not in compliance therewith, would have a materially adverse effect on the business of the Corporation, taken as a whole. The Corporation has received no notice of any asserted present or past failure by the Corporation to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

         2.12 NO BROKERS OR FINDERS. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Corporation.

         2.13 INSURANCE. Schedule 2.13 contains a list of each insurance policy maintained by the Corporation with respect to its properties, assets, and businesses, and each such policy is in full force and effect. The Corporation is not in material default with respect to its obligations under any such policy maintained by it. The Corporation has not been notified of the cancellation of any of the insurance policies listed on Schedule 2.13 or of any material increase in the premiums to be charged for such insurance policies.

         2.14  EMPLOYEES  AND LABOR  RELATIONS  MATTERS.  Except as set forth in
Schedule 2.14 or as provided in this Agreement, no employee or former employee of the Corporation is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Corporation or any other party because of the nature of the business conducted or to be conducted by the Corporation. Each employee or former employee of the Corporation with access to confidential or proprietary information has executed, or in the ordinary course will execute, a proprietary information agreement obligating such employee to hold confidential the Corporation's proprietary information. The Corporation has in all material respects complied with all applicable state and federal laws related to employment.

         2.15 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to the Purchaser by or on behalf of the Corporation with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. The Corporation has not intentionally concealed any fact known to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

         2.16 POWER OF ATTORNEY. No material power of attorney or similar authorization given by the Corporation is presently in effect.

         2.17 ACCOUNTS RECEIVABLE. All accounts receivable of the Corporation reflected in the Latest Financial Statements represent bona fide sales actually made in the ordinary course of business.

         2.18 AGREEMENTS AND COMMITMENTS. Schedule 2.18 contains a complete and accurate list of each agreement, contract, instrument, and commitment (including license agreements) to which the Corporation is a party that provides for payments in excess of $10,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge ("Third Party Agreements"). Except as otherwise set forth in Schedule 2.18, the Corporation is not in material default under any Third Party Agreements, nor, to the Corporation's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Corporation under any Third Party Agreements.

         2.19 PERSONAL PROPERTY. Without material exception, Schedule 2.19 contains lists of all tangible personal property and assets owned or held by the Corporation and used or useful in the conduct of the business of the Corporation. Except as set forth in Schedule 2.19, the Corporation owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). The Corporation has delivered to the Purchaser copies of all leases and other agreements relating to property described in Schedule 2.19 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and the Corporation is not in material default under any such leases or agreements. Except as set forth in Schedule 2.19 and to the best of the Corporation's knowledge, all material properties listed therein are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Corporation. To the best of the Corporation's knowledge, all such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in Schedule 2.19 include substantially all such properties necessary to conduct the business and operations of the Corporation as now conducted.

         2.20 INTELLECTUAL PROPERTY. The Corporation (i) owns or has the right to use, free and clear of all liens, charges, claims and restrictions, those patents, trademarks, service marks, trade names, copyrights, licenses, and other intellectual property rights necessary for the operation of its businesses now conducted or presently proposed to be conducted, and (ii) to its knowledge, and except for the payments required in connection with those patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights listed on Schedule 2.20, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the knowledge of the Corporation, the Corporation has not infringed upon nor is it infringing upon any patent, trademark, service mark, trade name, copyright or other intellectual property of any third party. The Corporation is not aware of any violation by a third party of any of the Corporation's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

         2.21 ERISA AND RELATED MATTERS Schedule 2.21 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in ss.ss. 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by the Corporation. Except as listed on Schedule 2.21, the Corporation does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Corporation, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in ss. 3(3) of ERISA), for which the Corporation may have any ongoing material liability after Closing. The Corporation does not maintain nor has it ever contributed to any Multiemployer Plan as defined by ss. 3(37) of ERISA. The Corporation does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in ss. 406 of ERISA or ss. 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the Corporation as to which the Corporation has been a party. As to any employee pension benefit plan listed on
Schedule 2.21 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in ss. 4043 of ERISA).

         2.22 OPERATING RIGHTS. The Corporation has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Licenses") as are necessary or appropriate to the operation of its business as now conducted and which the failure to possess would have a material adverse effect on the assets, operations or financial condition of the Corporation. Except where any failure would not have a material adverse effect on the Corporation, such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such licenses, and no proceeding is pending or, to the knowledge of the Corporation, threatened that could result in the revocation or limitation of any such licenses. The Corporation has conducted its business so as to comply in all material respects with all such Licenses.

         2.23 TRANSACTIONS WITH AFFILIATES. Except for regular salary payments and fringe benefits under an individual's compensation package with the Corporation, none of the officers, employees, directors, or other affiliates of the Corporation, or members of their families is a party to any agreements, understandings, or proposed transactions with the Corporation. The Corporation has not guaranteed or assumed any obligations of the Corporation's officers, directors, or employees.

         2.24 MINUTE BOOKS. Except as described on Schedule 2.24, the minute books of the Corporation contain a materially complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.25 KNOWLEDGE. Notwithstanding anything to the contrary herein, to the extent that any of the representations and warranties contained in this Section 2 shall have been breached and the fact or facts constituting such breach were at the date hereof known to T. Colin Campbell and T. Nelson Campbell, then and in such event, no breach shall be deemed to have occurred.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to the Corporation to enter into this Agreement and sell the Shares, the Purchaser hereby represents and warrants to the Corporation that to the best of the knowledge of the Purchaser:

         3.1 ORGANIZATION; POWER. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         3.2 AUTHORIZATION. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all necessary corporate action of the Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

         3.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

         3.4 GOVERNMENTAL AUTHORITIES. Except as set forth in Schedule 3.4, (i) the Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the purchase and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Purchaser or any affiliate in connection with the Purchaser's execution, delivery, and performance of this Agreement and the consummation of this purchase.

         3.5  LITIGATION.   There  are  no  actions,  suits,   proceedings,   or
governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

         3.6 INVESTMENT REPRESENTATIONS

         3.6.1 The Purchaser is a corporation in good standing and a sophisticated investor that has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Corporation and has the capacity to protect the Purchaser's own interests.

         3.6.2 The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been registered under the Securities Act of 1933 ("Securities Act") or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is acquiring the Shares without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares except as provided under the Registration Rights Agreement.

         3.6.3 The Purchaser understands that the Shares to be purchased have not been registered under Securities Act, or under any state securities law and will contain a legend to that effect.

         3.6.4 The Purchaser understands that the Shares cannot be resold in a transaction to which the Securities Act and state securities laws apply unless
(i) subsequently registered under the Securities Act and applicable state securities laws or (ii) exemptions from such registrations are available. The
Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

         3.7 TAX LIABILITY. To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Purchaser understands that the Purchaser (and not the Corporation) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         3.8 DISCLOSURE. To the Purchaser's knowledge, this Agreement, with the Exhibits hereto, when taken as a whole, does not contain any untrue statement of a material fact concerning the Purchaser or omit to state a material fact necessary in order to make the statements concerning the Purchaser contained herein not misleading in light of the circumstances under which they were made.

         3.9 LITIGATION. There are no actions, suits, proceedings or investigations pending against the Purchaser or the Purchaser's properties before any court or governmental agency (nor, to the Purchaser's knowledge, is there any threat thereof) which would impair in any way the Purchaser's ability to enter into and fully perform the Purchaser's commitments and obligations under this Agreement or the transactions contemplated hereby.

         3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, and the issuance of shares will not result in any material violation of, or conflict with, or constitute a material default under, any Purchaser's articles of incorporation or bylaws or any of the Purchaser's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Corporation or the Shares.

         SECTION 4. COVENANTS OF CORPORATION. The Corporation covenants and agrees with the Purchaser that upon the reasonable request of the Purchaser hereto after the Closing, the Corporation will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

         4.1 Various conditions relating to filing, payment, and collecting of refunds relating to taxes;

         4.2  Prompt delivery of Corporate books and records;

         4.3 Provisions relating to treatment of confidential proprietary information obtained in the acquisition process; and

         4.4 Dr. Thomas Tachovsky agrees to continue his employment with the Corporation at not less than his present compensation for at least 30 days after the Closing Date.

         SECTION 5. AGREEMENTS. 5.1 As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, the Corporation agrees to:

         5.1.1 provide for the resignation of the current Board of Directors and the appointment of the Purchaser's nominees to the Board of Directors of the Corporation;

         5.1.2 take such actions as are necessary to qualify and facilitate the issuance of the Shares without a shareholder vote under any applicable law and the rules and regulations of the applicable Nasdaq market system; and

         5.1.3 provide prompt reimbursement by the Corporation to the Purchaser for all reasonable legal and other out-of-pocket expenses incurred in connection with the completion of this transaction.

         5.1.4 indemnify the Purchaser from and against all losses, claims, expenses and liabilities arising out of any breach of any representations, warranties, covenants and agreements made by the Corporation in this Agreement. Purchaser understands and agrees that the foregoing indemnification is the Purchaser's sole and exclusive remedy with respect to any breach of any representations, warranties, covenants and agreements made by the Corporation in this Agreement, except to the extent such breach could be expected to have a material adverse effect on the future operations or financial condition of the Corporation.

         5.2 As a material inducement to the Corporation to enter into this Agreement and issue the Shares, the Purchaser agrees to use its best efforts to cause the Corporation to maintain director and officer liability coverage in substantially the same amounts and with substantially the same coverages as that maintained by the Corporation on the Closing Date for at least three years.

         SECTION 6. RELEASE. Dr. T. Colin Campbell, a principal in the Purchaser, agrees not to pursue his claims in C.A. No. 15072 BB in the Court of Chancery in New Castle County, State of Delaware (the "Lawsuit"). Dr. Campbell understands that this Agreement is a full and final release of all claims stated in the Lawsuit, including any claims which he may have or may contend that he may have, and Dr. Campbell further understands that he is releasing all claims arising out of or related to the Lawsuit that are known, unknown, suspected and unsuspected.

         SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. Each and every obligation of the Purchaser under this Agreement is subject to the condition, at or before the Closing, that the Corporation will have furnished to the Purchaser a certificate of an officer of the Corporation that its present legal counsel has been instructed to deliver all files of the Corporation in its possession to the Purchaser and, to the best of the knowledge of the officer, all documents of the Corporation have been provided to the Purchaser.

         SECTION 8. CLOSING.

         8.1 TIME, PLACE, AND MANNER OF CLOSING. The closing ("Closing") will be held at such time and place as the parties may agree, on January 12, 1998. At the time of the Closing, the parties to this Agreement will exchange such instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, the Corporation shall deliver to the Purchaser the certificate(s) evidencing the Shares, and the Purchaser shall deliver to the Corporation the monies referred to in Section 1.3, in a manner to be agreed upon by the parties. After the Closing, the Corporation will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as the Purchaser may reasonably request to effectively transfer the Shares.

         8.2 CONSUMMATION OF CLOSING. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

         SECTION 10. MISCELLANEOUS PROVISIONS.

         10.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the parties.

         10.2 WAIVER OF COMPLIANCE; CONSENTS

         10.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         10.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

         SECTION 11. WAIVER. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

         SECTION 12. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         SECTION 13. ATTORNEY FEES. In the event any suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the trial court, and/or appellate court.

         SECTION 14. PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         SECTION 15. COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

         SECTION 15. TITLES AND CAPTIONS. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context or affect the interpretation of this Agreement.

         SECTION 16. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         SECTION 17. ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         SECTION 18. AGREEMENT BINDING. This Agreement shall not be binding upon the successors and assigns of the parties hereto.

         SECTION 19. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         SECTION 20. GOOD FAITH, COOPERATION, AND DUE DILIGENCE. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

         SECTION 21. COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         SECTION 22. PARTIES IN INTEREST. Nothing herein shall be construed to be the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         SECTION 23. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


             [The remainder of this page left blank intentionally.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.


Biomar International, Inc.

By: ______________________
    T. Nelson Campbell
    Chairman of the Board


Paracelsian, Inc.

By:  _________________________________________
         Dr. Thomas Tachovsky
         President and Chief Executive Officer

Agreed and consented to by:

----------------------------
Dr. T. Colin Campbell

                                PARACELSIAN, INC.

                               WARRANT CERTIFICATE

JANUARY 14, 1998                                              2,971,429 WARRANTS

                         COMMON STOCK PURCHASE WARRANTS

SECTION 1.     PURCHASE PRICE AND EXERCISE.

         This Certificate certifies that, for value received, Biomar International, Inc. (the "Purchaser"), is the owner of 2,971,429 Warrants, each of which Warrants entitles the owner thereof to purchase in increments of at least one hundred thousand dollars ($100,000)

                                     ONE (1)

fully paid and nonassessable share subject to adjustment as provided in Section 5 of the Common Stock (the "Common Stock"), of Paracelsian, Inc., a Delaware corporation with its principal office in New York (the "Corporation"), upon surrender of this Warrant Certificate and payment of the Purchase Price specified herein, at the principal office of the Corporation.

         The purchase price per share (the "Purchase Price") shall initially be $0.175 per share (the "Initial Purchase Price"), and the number of shares of Common Stock initially issuable per Warrant shall be one (1) such share, all subject to adjustment as provided in Section 5.

         Warrants may be exercised within 90 days from the date the Common Stock and these Warrants are registered with the Securities and Exchange Commission ("SEC") as provided under the Registration Rights Agreement between the Corporation and the Purchaser of even date and are separately transferable, upon issuance, from shares of Common Stock.

         Upon surrender of this Warrant Certificate, and payment of the Purchase Price, the Corporation shall issue and cause to be delivered to the holder of this Warrant Certificate a certificate for the number of shares of Common Stock issuable for the Warrants then being exercised.

         Upon any exercise of Warrants evidenced hereby, the form of election to purchase set forth as Exhibit A shall be properly completed and executed. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate, evidencing the number of Warrants not exercised.

SECTION 2.     TRANSFER.

         Upon surrender of this Warrant Certificate and similar Warrant Certificates at the principal office of the transfer agent of the Corporation, by the holder hereof in person or by an attorney duly authorized in writing, such Warrant Certificates may be transferred or exchanged in minimum quantities of fifty (50) Warrants, in the manner provided in this Warrant Certificate and without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor, evidencing in the aggregate the number of Warrants evidenced by the Warrant Certificates so surrendered and registered in the name or names as requested by the then registered owner thereof or by an attorney duly authorized in writing. The form of election to transfer set forth as Exhibit B, properly completed and executed, may be used for this purpose.

         Warrants are, upon issuance, separately transferable from any shares of Common Stock issued by the Corporation.

SECTION 3.     DURATION.

         Warrants may be exercised within 90 days from the date the Common Stock and these Warrants are registered with the SEC, subject to the terms and conditions hereof, at which time all rights evidenced by this Warrant Certificate shall cease and the Warrants shall become void, subject to earlier termination as described in Section 8.

SECTION 4.     MUTILATED OR MISSING WARRANT CERTIFICATE.

         In the event that this Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Corporation may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the lost, stolen, or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the number of Warrants evidenced by the Warrant Certificate so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence satisfactory to the Corporation. The applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may, from time to time, prescribe.

SECTION 5. ADJUSTMENTS TO PURCHASE PRICE AND NUMBER OF SHARES ISSUABLE UNDER WARRANTS.

         The Purchase Price and the resulting number of shares of Common Stock issuable under each Warrant shall be subject to adjustment as follows:

         (a) If the Corporation after the date of this Warrant Certificate but before its exercise:

                  (1) pays a dividend or any other distribution payable in shares of its Common Stock otherwise than out of earnings or earned surplus;

                  (2) subdivides its outstanding shares of Common Stocks into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) issues by reclassification of its shares of Common Stock any shares of capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value); or

                  (5) issues rights, options or warrants entitling holders of shares of Common Stock to subscribe for shares of Common Stock at less than the current market price, if any;

the Purchase Price in effect immediately prior to such action shall be adjusted so that the holder of each Warrant may receive the number of shares of Common Stock of the Corporation to which it would have been entitled upon such action if such holder had so exercised the Warrant immediately prior thereto. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of owners of Common Stock entitled thereto in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, or issuance of rights, options or warrants.

         (b) No payment or adjustment shall be made by or on behalf of the Corporation on account of any cash dividends on the Common Stock issued upon any exercise of a Warrant which was declared for payment to the holders of Common Stock of record as of a date prior to the date on which such Warrant is exercised.

         (c) Upon each  adjustment  of the Purchase  Price made pursuant to this
Section 5, each Warrant shall thereafter (until another such adjustment) evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth) obtained by dividing the Initial Purchase Price by the Purchase Price in effect after such adjustment.

         (d) Whenever there is an adjustment in the Purchase Price as provided in this Section 5, the Corporation shall promptly cause a notice to be sent by registered or certified mail, postage prepaid, to each holder of a Warrant Certificate, such notice stating that such adjustment has been effected and stating the Purchase Price then in effect and the number of shares of Common Stock issuable per Warrant as a result of such adjustment.

         (e) The Corporation shall reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the Corporation, solely for the purpose of delivery upon exercise of the Warrants as provided herein, such number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding. All shares of Common Stock which shall be so delivered upon such exercise shall be duly and validly issued and fully paid and nonassessable.

         (f) To the extent that there are not sufficient shares of the Common Stock available to satisfy the requirements under Paragraph (e) above, the Corporation shall use its best efforts to obtain shareholder approval of an increase in the authorized number of shares in an amount sufficient to satisfy the deficiency in the number of shares. The Purchaser agrees and understands that these Warrants may be exercised only for the number of authorized shares available.

SECTION 6.     FRACTIONAL SHARES.

         As provided in Section 1 above, each Warrant shall initially entitle the holder thereof to purchase one (1) share of Common Stock upon the exercise thereof, but the number of shares of Common Stock purchasable upon exercise of each Warrant shall be subject to adjustment, as provided in Section 5 hereof, and accordingly the number of shares of Common Stock issuable upon exercise of each Warrant may be expressed to include fractional shares. Upon exercise of a Warrant, the Corporation will not be obligated to issue fractional shares, but the number of Warrants being exercised at any one time by the holder will be aggregated and multiplied by the number of shares of Common Stock issuable under each Warrant (subject to the terms and conditions hereof). The total number of full shares of Common Stock issuable under the total number of Warrants being exercised at any one time by the holder (subject to the terms and conditions hereof) will forthwith be issued to such holder, and the Corporation shall thereupon pay the cash value of any fractional share of Common Stock at a price equal to the product of (a) such fraction of a share of Common Stock, and (b) the Purchase Price as last adjusted.

SECTION 7.     NOTICES TO WARRANT HOLDER.

         Nothing contained in this Warrant Certificate shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Corporation or any other matter, or any rights whatsoever to which a stockholder of the Corporation may be entitled.

         In case the Corporation shall enter into any agreement or understanding or the Board of Directors shall adopt any resolution authorizing or proposing any transaction of the type described in Section 8 hereof, or with respect to a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then in any such event the Corporation promptly shall cause to be mailed, by registered or certified mail, postage prepaid, to the holder of this Warrant certificate at such holder's last address appearing on the records of the Corporation at least thirty (30) days prior to such event, a notice stating the expected record date for determining holders of Common Stock entitled to exchange their shares with respect to a transaction described in Section 8 hereof, or the date on which such dissolution, liquidation or winding up of the Corporation is expected to occur; provided, however, that the Corporation shall not be liable or responsible if the actual dates of any such events shall be different from the expected dates set forth in such notice.

SECTION 8.     TERMINATION  OF  RIGHT OF  CONVERSION  ON  FUNDAMENTAL  CORPORATE
               CHANGES.

         Notwithstanding anything herein to the contrary, and subject to the notice requirements of Section 7 hereof, if the Corporation shall be a party to any transaction which involves any consolidation or merger of the Corporation with, or any sale of all or substantially all of the assets of the Corporation to, another corporation, which corporation does not control, is not controlled by, and is not under common control with the Corporation, and which transaction is effected in such a way that the holder of Common Stock shall be entitled to receive stock, securities or other assets with respect to or in exchange for Common Stock, then the right to exercise the Warrants and thereby to purchase shares of Common Stock shall terminate at the close of business on the date as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such consolidation, merger or sale.

SECTION 9.     NOTICES.

         Any notice to be given by the holder of this Warrant Certificate to the Corporation shall be considered sufficiently given if sent by first-class mail, postage prepaid, addressed as follows:

                           Paracelsian, Inc.
                           95 Brown Road
                           Ithaca, New York 14850
                           Attn:  Chief Financial Officer

or such other address as the Corporation might designate in writing to the holder.

         Any notice to be given to a holder of this Warrant Certificate by the Corporation shall be considered sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of such holder as it appears on the records of the Corporation. Such records of the Corporation will be revised by the Corporation upon receipt of a written notice from such holder specifying a new address.

SECTION 10.    SUPPLEMENTS AND AMENDMENTS.

         The Corporation may, from time to time, supplement or amend this Warrant Certificate without the approval of the holder hereof in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make changes in any other provisions in regard to matters or questions arising hereunder which the Corporation may deem necessary and desirable, provided that no supplement or amendment shall adversely affect the interests of the holder.

SECTION 11.    SUCCESSORS.

         All of the provisions of this Warrant Certificate by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns.

SECTION 12.    GOVERNING LAW.

         This Warrant Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with such laws.

         IN  WITNESS  WHEREOF,  Paracelsian,   Inc.,  has  caused  this  Warrant
Certificate to be signed by its President and its corporate seal to be impressed hereon attested to by the signature of its Secretary.

Dated:  January 12, 1998

                                       PARACELSIAN, INC.


                                       By:______________________________________
                                          Dr. Thomas Tachovsky
                                          President and Chief Executive Officer


[Corporate Seal]

Attest:


_____________ Secretary

                                    Exhibit A

                              ELECTION TO PURCHASE

TO:      PARACELSIAN, INC.
         222 Langmuir Laboratories
         Ithaca, New York 14850
         Attn:  Chief Financial Officer

         The undersigned hereby irrevocably elects to exercise ________________ Warrants represented by the attached Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued in the name of


--------------------------------------------------------------------------------
                                     (name)

--------------------------------------------------------------------------------
                                    (address)

--------------------------------------------------------------------------------
                                (Taxpayer number)
and be delivered to

 ................................................................................
                                     (name)
 ................................................................................
                                    (address)

and, if said number of Warrants shall not be all the Warrants evidenced by the attached Warrant Certificate, that a new Warrant Certificate for the balance remaining of such Warrants be issued in the name of, and delivered to, the undersigned at the address stated below.

Payment is to be made as follows:

         Cash.......................................................$___________

Name of holder of Warrant Certificate:


____________________________________
          (Please print)

Address:  __________________________

          __________________________


Signature:__________________________


NOTE: The above signature must correspond with the name as written upon the face
of  this  Warrant  Certificate  in  every  particular,   without  alteration  or
enlargement or any change.

EXHIBIT B

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
to______________________________________________________________________________
________________________________________________________________________________
(Please print or type name and address, including zip code, of assignee)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE:____________________________

________________________ Common Stock purchase Warrants represented by the attached Certificate, and do hereby irrevocably constitute and appoint:____________________, Attorney, to transfer said Warrants on the books of the within named corporation with full power of substitution in the premises.

Dated:__________________________________

Sign Here:______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change.

SIGNATURE GUARANTEED


_________________________________________
Notice:  Signature(s) must be guaranteed.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as  tenants in common
TEN ENT--as  tenants by the entireties
JT TEN--as joint tenants with right of
        survivorship and not as tenants
        in common
UNIF GIFT MIN ACT--Uniform Gifts to Minors Act ___________
CUST--custodian                                  (State)

Additional abbreviations may also be used although not listed above.

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of January 14, 1998 (the "Agreement"), is by and between PARACELSIAN, INC., a Delaware corporation with its principal offices in New York (the "Company"), and BIOMAR INTERNATIONAL, INC., a Delaware corporation with its principal offices in North Carolina (the "Investor").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement"), dated the date hereof, between the Company and the Investor, the Investor is investing in newly issued shares of the common stock of the Company;

         WHEREAS, it is a condition to the obligations of the Investor under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock of the Company, as constituted as of the date of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" shall mean an Investor owning or having the right to acquire Restricted Stock or any transferee of rights under this Agreement under Section 13.

         "Registration Expenses" shall mean all expenses incurred in connection with a registration statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses.

         "Restricted Stock" shall mean the mean the "Shares," the "Warrants" (both as defined in the Purchase Agreement) and the Common Stock to be issued under the Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Restricted Stock which are incurred in connection with a registration statement, plus any portion of Registration Expenses required by law to be paid by the selling shareholder.

         2. RESTRICTIVE LEGEND. Each certificate representing Restricted Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

         3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Restricted Stock or other shares of capital stock of the Company (other than under the circumstances described in Sections 4 or 5), the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; PROVIDED, HOWEVER, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a parent corporation, subsidiary corporation or to a corporation which is under common control with a transferor (in the case of a transferor that is a corporation, to a member of the transferor's immediate family or other descendant of the transferor or to a trust or other entity for the benefit of the transfer and/or such person provided that in such case the transferee(s) remain bound hereby).

         4. REQUIRED REGISTRATION. (a) At any time within six months following the date of this Agreement, one or more Holders of Restricted Stock constituting at least sixty percent (60%) of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting Holder or Holders ("Initiating Holders").

         (b) Notwithstanding anything to the contrary contained in this Section 4, no request may be made under this Section 4 within one hundred eighty (180) days after the effective date of a registration statement filed by the Company other than on Form S-4 or S-8 or their successor forms.

         (c) If at the time of any request to register Restricted Stock pursuant to this Section 4 (i) the Company is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a registered public offering of its securities, (ii) the Company is in possession of material non-public information the public disclosure of which, in the good faith determination of the Company's Board of Directors, would materially and adversely affect the Company, (iii) the Company shall have delivered to the Holders of Restricted Stock that have requested a registration a certificate of an officer of the Company to the effect that, on the advice of counsel, the Company believes such delay is necessary to comply with Regulation M under the Exchange Act, or (iv) the Company is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of one hundred twenty (120) days from the time of such request to register Restricted Stock pursuant to this Section 4; provided, however, that such right to delay a request may be exercised by the Company not more than once in any twelve-month period. Such delay, however, shall not in any way restrict the Holders from exercising piggyback registration rights under
Section 5 during such period.

         (d) Following receipt of any notice under this Section 4, the Company shall immediately notify all Holders of Restricted Stock from whom notice has not been received, and such Holders shall be entitled within thirty (30) days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting Holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other Holders within thirty (30) days after the giving of such notice by the

Company). If such method of disposition shall be an underwritten public offering, the Holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 4, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Restricted Stock which would otherwise be underwritten pursuant hereto, and the number of shares of Restricted Stock that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Restricted Stock of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Restricted Stock to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

         (e) The Company shall be obligated to register Restricted Stock pursuant to this Section 4, on only one (1) occasion; PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting Holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto, unless a failure was caused by a Holder.

         (f) Except for registration statements on Form S-4, S-8 or any successor forms thereto, and unless the Company (i) has previously given the notice referred to in Section 5 or (ii) has exercised its rights to delay a requested registration under Section 4(c)(i) and within the time period prescribed in Section 4(c) files a registration statement with respect to a registered public offering of it securities, the Company will not file with the Commission any other registration statement with respect to a registered public offering of its securities, the Company will not file with the Commission any other registration statement under the Securities Act with respect to Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

         5. PIGGYBACK REGISTRATION. (a) If the Company at any time (other than pursuant to Section 4 or Section 13) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor forms thereto), each such time it will give written notice to all Holders of outstanding Restricted Stock of its intention so to do; PROVIDED HOWEVER that no such notice shall be required after such time that the Company ceases to have registration obligations under this Section 5. Upon the written request of any such Holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Holder (in accordance with its written request) of such Restricted Stock so registered.

         (b) If any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced pro rata among the requesting Holders based upon the number of shares of Restricted Stock owned by such Holders if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; PROVIDED, HOWEVER, that: (1) if the Company registers any of its securities for its own account in such underwriting, such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting Holders of Restricted Stock or (2) if the Company does not register any of its securities for its own account in such underwriting, the number of shares of Restricted Stock to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting unless the Holders of more than 60% of the Restricted Securities consent to the inclusion of such other securities.

         (c) Notwithstanding the foregoing provisions of this Section 5, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the Holders of Restricted Stock.

         6. OBLIGATIONS OF THE COMPANY. If and whenever the Company is required by the provisions of Section 4 or 5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until completion of the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

         (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such person reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

         (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

         (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

         (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, subject to each party's obligations not to disclose or misuse any confidential information disclosed to it.

         For purposes of Sections 4(f), 6(a) and 6(b), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and sixty (60) days after the effective date thereof.

         7. OBLIGATIONS OF SELLING STOCKHOLDERS. In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary to assure compliance with federal and applicable state securities laws.

         8. CERTAIN UNDERWRITING MATTERS. In connection with each registration pursuant hereto covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         9. EXPENSES. The Company will pay all Registration Expenses in connection with each registration statement hereunder.

         10. INDEMNIFICATION AND CONTRIBUTION. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, the Company will and hereby does indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

         (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, each seller of such Restricted Stock thereunder severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and PROVIDED FURTHER that the liability of each seller hereunder shall not apply to amounts paid in settlement without such seller's prior written consent.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10 and shall only relive it from any liability which it may have to such indemnified party under this
Section 10 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 10; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that, in Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Restricted Stock in a registration statement under Section 4, 5 or 13 of this Agreement, and otherwise.

         11. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock of Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         12. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and;

         (c) furnish to each Holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Restricted Stock without registration.

         13. TRANSFERABILITY OF REGISTRATION RIGHTS. The rights conferred herein on the Holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock, (i) if the transfer was approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld) and there is transferred to such transferee all of the Restricted Stock then held by the transferor or (ii) if the transferee is a transferee permitted in the provision to Section 3; PROVIDED HOWEVER that no transferee shall receive rights pursuant to this Agreement unless it first agrees in writing to abide by all restrictions on the Holders hereunder.

         14. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor as follows:

         (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         (b) This Agreement as been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         15. MISCELLANEOUS.

         (a) BINDING EFFECT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not.

         (b) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by nationally recognized overnight courier which obtains a signed receipt upon delivery, mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows: (i) if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement; or (ii) if to any subsequent Holder of Common Stock, to it at such address or addresses as shall have furnished in writing to the Company (in the case of a Holder of Restricted Stock) or to the Holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

         (c) NO WAIVER: CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         (d) AMENDMENTS, WAIVERS AND CONSENTS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Holders of at least sixty percent (60%) of the outstanding shares of Restricted Stock.

         (e) TERMINATION. The obligations of the Company to register shares of Restricted Stock under Sections 4 and 5 shall terminate with respect to any Holder at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder's shares during a three (3) month period without registration.

         (f) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to the principles of the conflicts of laws thereof.

         (h) INJUNCTIVE RELIEF. The Company recognizes that the rights of the Investor under this Agreement are unique and, accordingly, the Investor shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Investor which may exist apart from this Agreement.

         (i) MERGER PROVISION. This Agreement, along with the Purchase Agreement of even date herewith, including all exhibits and schedules thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, of any of the parties hereto concerning the subject matter hereof.

         (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         [The remainder of this page left blank intentionally.]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


                           BIOMAR INTERNATIONAL, INC.

                           By:  _____________________________________
                                T. Nelson Campbell
                                Chairman of the Board


                           PARACELSIAN, INC.

                           By:  _____________________________________
                                Dr. Thomas Tachovsky
                                President and Chief Executive Officer